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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-52081, No. 333-72037 and No. 333-48384) and the Registration Statements on Form S-8 (No. 333-15947, No. 333-62039 and No. 333-92169) of our report dated February 20, 2001, with respect to the financial statements of Aradigm Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /s/  ERNST & YOUNG LLP

Palo Alto, California
March 29, 2001